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As filed with the Securities and Exchange Commission on May 7, 2004.

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND RETAIL REAL ESTATE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	36-4246655 (I.R.S. Employer Identification Number)

2901 Butterfield Road
Oak Brook, Illinois 60532
(630) 218-8000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Robert H. Baum, Esq.
Vice Chairman, Executive Vice President and General Counsel
The Inland Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60532
(630) 218-8000
(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copies to:
David J. Kaufman, Esq.
Duane Morris LLP
227 West Monroe Street
Chicago, Illinois 60606
(312) 499-6700

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after effectiveness of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☒

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Calculation of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value	50,000,000 shares	$9.50	$475,000,000	$60,183

INLAND RETAIL REAL ESTATE TRUST, INC.
DISTRIBUTION REINVESTMENT PROGRAM

50,000,000 Shares of Common Stock

Program Highlights:

        You may purchase shares of Inland Retail Real Estate Trust, Inc. at a price equal to $9.50 per share, without paying any fees or commissions.

        Your investment will continue to grow through automatic reinvestment of distributions.

        You should read this Prospectus carefully so you will know how the Program works and then retain it for future reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Prospectus dated May 7, 2004

INLAND RETAIL REAL ESTATE TRUST, INC.

        We are a Maryland corporation which has elected to be taxed as a real estate investment trust, or a "REIT," which owns and acquires primarily:

•
neighborhood retail centers and community centers located in states east of the Mississippi River; and

•
single-user retail properties located throughout the United States.

        We may acquire these properties individually or with joint venture partners. In addition to acquiring existing properties, we may construct or develop properties or provide services in connection with the development and construction of properties.

        Our headquarters are located at 2901 Butterfield Road in Oak Brook, Illinois 60523, and our general telephone number is (630) 218-8000.

        There is currently no public market for our shares.

Our Sponsor, Advisor, Managing Dealer, Property Managers and the Inland Group.

        Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Retail Real Estate Advisory Services, Inc. is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Each of our property managers is an entity owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor and our advisor, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000. Our property managers, Inland Mid-Atlantic Property Management Corp., Inland Southeast Property Management Corp. and Inland Southern Management LLC, conduct their activities from satellite offices at 200 East Woodlawn Road, Suite 225, Charlotte, North Carolina 28217, 4800 South Tamiami Trail, Suite 301, Sarasota, Florida 34231, and 3651 Canton Highway, Suite 101, Marietta, Georgia 30066, respectively, with supervision and monitoring being performed from their principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PROGRAM

        ADMINISTRATOR: Inland Securities Corporation administers the Program. If you have any questions, you may direct them to: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention Ms. Roberta S. Matlin or by telephone at: (630) 218-8000.

        PARTICIPATION: If you own shares of our common stock, you can participate in the Program by submitting a signed and completed Subscription Agreement or other appropriate authorization form to us. No action is required if you are already participating in the Program.

        REINVESTMENT OF DISTRIBUTIONS: You may invest all of the cash distributions that we pay to you in additional shares of our common stock without paying any brokerage fees or service charges.

        MAXIMUM OWNERSHIP OF SHARES: To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that we meet this test, our Articles of Incorporation provide that no person may own more than 9.8% of the our issued and outstanding stock. Therefore, to the extent that a purchase of shares under the Program would cause you to own in excess of 9.8% of our issued and outstanding stock, we will not reinvest your distributions to purchase additional shares.

        FRACTIONAL SHARES: We pay distributions on both whole and fractional shares and will purchase shares for you with distributions on both whole and fractional shares.

        TRACKING YOUR INVESTMENT: Each quarter we will send to you an individualized report of your investment. The report will include the purchase date(s), purchase price and the number of shares owned by you, as well as the dates and amounts of distributions received and invested on your behalf during the prior quarter.

        TERMINATING YOUR PARTICIPATION IN THE PROGRAM: You may terminate your participation in the Program at any time, without penalty, by providing to us written notice of your desire to terminate your participation.

        AMENDMENT OR TERMINATION OF THE PROGRAM: Our Board of Directors may, by a majority vote (including a majority of Independent Directors), amend or terminate the Program for any reason, upon providing 30 days' written notice to all participants.

DESCRIPTION OF THE PROGRAM

PURPOSE OF THE PROGRAM

        The Program is designed to offer to our existing shareholders a simple and convenient method of purchasing additional shares by reinvesting cash distributions without paying any brokerage commissions, fees or service charges. We will use the proceeds received from sale of the shares for general corporate purposes, including purchasing additional properties or funding operating or capital expenses associated with our existing properties.

WHY SHOULD YOU PARTICIPATE IN THE PROGRAM

        If you participate in the Program you are able to:

  •
  purchase additional shares of our common stock without paying any brokerage commissions, fees or service charges; and

  •
  fully invest all distributions under the Program because the Program permits fractions of shares, as well as whole shares, to be purchased and credited to your account.

HOW TO ENROLL IN THE PROGRAM

        You can participate in the Program if you currently own shares of our common stock and the shares are registered in your name. If your shares are held in an intermediary account, you should direct your custodian or trustee to enroll in the program on your behalf. If we list our shares as a national stock exchange or interdealer quotation system and your shares are held in a brokerage, bank, or other intermediary account, and you wish to participate in the Program, you should direct your broker, bank or trustee to register some or all of your shares directly in your name.

        You may join the Program at any time by completing and signing a Subscription Agreement or other appropriate authorization form and returning it to us at: 2901 Butterfield Road, Oak Brook, Illinois 60532, Attention: Ms. Roberta S. Matlin. Subscription Agreements may be obtained at any time by calling us at (630) 218-8000 or by writing to us at same address as specified above.

        You, your custodian or trustee will remain a participant of the Program until you, your custodian or trustee delivers to us written notice of your/their desire to terminate your/their participation (described more fully below under the heading "Terminating Your Participation in the Program").

        If we receive your Subscription Agreement specifying your desire to reinvest distributions under the Program on or prior to the record date established for a particular distribution, reinvestment of cash distributions will commence with that distribution. If we receive your Subscription Agreement after the record date established for a particular distribution, then your participation in the Program will not begin until the distribution following the next record date, as applicable.

REINVESTMENT OF YOUR DISTRIBUTIONS

        If you choose to participate in the Program, we will apply cash distributions on all shares registered in your name, as well as, on all full or fractional shares acquired under the Program, to purchase additional shares for you directly from us if permitted under state securities laws and, if not, through Inland Securities Corporation. In any event, there are no commissions or brokerage fees paid. Reinvestment of distributions on only a portion of the shares registered in your name is not permitted.

NUMBER OF SHARES TO BE ISSUED TO YOU

        The number of shares to be issued to you under the Program will depend on the amount of the distributions being reinvested and the purchase price of the shares. We will issue fractional shares

(computed to four decimal places), if necessary, to make full reinvestment of your distributions. We will not, however, issue shares to you under the Program to the extent that the issuance of the shares would cause you to own in excess of 9.8% of our issued and outstanding stock.

SOURCE AND PURCHASE PRICE OF THE SHARES

        There is no public trading market for our shares. As of May 3, 2004 the shares may be purchased under the Program at a price equal to $9.50 per share. The selling price of the shares to be issued under the Program was determined by our board of directors in the exercise of their business judgment based on factors such our book value and the current economic environment. The selling price may be increased or decreased at our board's discretion. The selling price may not be indicative of the price that shares may trade if they were listed on an exchange or of the proceeds that a shareholder may receive if we liquidated or dissolved.

        If we list our shares on a national stock exchange or include them for quotation on a national market system, we will, at our option, either purchase shares for you under the Program on the exchange or market at the prevailing market price on the record date for distribution or issue the shares to you directly from our authorized but unissued shares. We cannot guarantee that the price we pay for the shares will be the lowest possible price.

WHEN SHARES WILL BE PURCHASED

        Shares will be purchased for you under the Program on the record date for the distribution used to purchase the shares. Distributions will be paid monthly and will be calculated on a monthly record and distribution declaration date.

COST OF PARTICIPATING IN THE PROGRAM

        You will not incur any brokerage commissions or service charges when purchasing shares under the Program. Certain fees and brokerage commissions, however, may be incurred if you choose to sell your shares. These fees are more fully described below under the heading "Selling Shares Acquired Under the Program."

TRACKING YOUR INVESTMENT

        Each quarter and within 90 days after the end of each fiscal year, we will send to you an individualized report summarizing your investment including the purchase date(s), purchase price and the number of shares owned by you under the Program, as well as, the dates of distributions and amounts of distributions received during the prior fiscal quarter or year. This report will be your record of the timing and cost of purchases made under the Program and should be retained for income tax purposes.

CERTIFICATES FOR SHARES ACQUIRED UNDER THE PROGRAM

        Within 90 days after the end of each fiscal year, we will issue to you certificates evidencing the shares purchased under the Program for the prior fiscal year. Prior to issuing the certificate(s), ownership of the shares will be evidenced in book-entry form.

SELLING SHARES ACQUIRED UNDER THE PROGRAM

        There is currently no public trading market for our shares and there can be no assurance that one will develop in the future. Consequently, there may not be a readily available buyer for your shares. If you desire to sell your shares, you may request us to issue to you the certificate(s) for whole shares to be issued to you under the Program and you may arrange for their sale through a securities broker of your choice. In such case, you will be responsible for all commissions and fees owed to the securities broker. If you sell or transfer your shares prior to our shares being listed on a national securities exchange or designated for quotation on a national market system, to a person who does not participate in the Program, your participation in the Program with respect to the transferred shares will automatically be canceled. The purchaser of the shares may elect to enroll in the Program by requesting from us a Subscription Agreement and by completing, signing and returning it to us.

TERMINATING YOUR PARTICIPATION IN THE PROGRAM

        You, your custodian or your trustee may terminate participation in the Program at any time by delivering written notice to us at any time prior to a distribution record date. As soon as practical following termination, we will send to you, your custodian or your trustee a certificate for the shares in your Program account. If the termination notice is received on or after the record date for a distribution payment, the termination notice will not become effective until the distribution is paid and shares are issued and credited to your Program account.

        After termination of your participation in the Program, distributions will be paid to you, your custodian or your trustee in cash unless and until you rejoin the Program, which you may do at any time by completing and signing a new Subscription Agreement.

TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE PROGRAM

        Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is applied as a reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any excess is treated as gain from the sale of shares.

        If you participate in the Program, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. The shares received by you pursuant to the Program will have a holding period beginning with the day after the purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

        The above discussion regarding the tax consequences of participating in the Program is intended only as a general discussion of the current federal income tax consequences of participating in the Program. Since each shareholder's financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about Program participation.

AMENDMENT OR TERMINATION OF THE PROGRAM

        Our board of directors may by a majority vote (including a majority of our independent directors) amend or terminate the Program for any reason, upon providing 30 days' written notice to all participants. If the Program is terminated, certificates for the shares will be delivered to all participants.

MISCELLANEOUS

Where You Can Find More Information About Us

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the SEC at the SEC's public reference room located at: 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or email at publicinfo@sec.gov for further information regarding the public reference rooms. Our SEC filings are also available to the public on the website maintained by the SEC at "www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Program is terminated comprise the incorporated documents:

  (a)
  Our Annual Report on Form 10-K for the year ended December 31, 2003;

  (b)
  Our Form 8-K filed on May 7, 2004; and

  (c)
  The description of our common stock set forth in our Registration Statement on Form S-11 filed with the SEC on September 28, 1998.

        Upon request, we will provide to you, without charge, a copy of any or all of the documents incorporated by reference in this document other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Your request for copies should be directed to: Inland Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Ms. Roberta S. Matlin, telephone number: (630) 218-8000.

Effect of Share Distributions or Share Splits

        If we pay a distribution in the form of shares or splits on our outstanding shares, the additional shares will be credited to your Program account both for shares held by us for you under the Program and shares registered in your name. If we declare a reverse share split, the number of shares held by us for you under the Program and shares registered in your name will be reduced accordingly.

Voting Rights of Shares Acquired Under the Program

        Shares in your Program account will be voted as you direct. As a shareholder, you receive a proxy card in connection with any annual or special meeting of shareholders. This proxy will apply to all shares registered in your name, including all shares credited to your Program account.

        If no instructions are indicated on a properly signed and returned proxy card, when voting on discretionary items, all your shares—those registered in your name, if any, and those credited to your account under the Program—will be voted in accordance with the recommendations of our board of directors. If the proxy card is not returned or is returned unsigned, your shares may be voted only if you or a duly appointed representative votes in person at the meeting.

Our Liability Under the Program

        We will not be liable for any act done in good faith, or for any good faith omission to act including without limitation, for any claims of liability:

        for our failure to terminate your Program account upon your death prior to receipt of written notice of such death; or relating to the time and prices at which shares are purchased or sold for your Program account.

YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED FOR YOU UNDER THE PROGRAM.

Governing Law

        Maryland state law governs the terms and conditions of the Program, this document, the Subscription Agreement and the account statements.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of shares under the Program for general corporate purposes, including purchasing additional properties or funding operating or capital expenses associated with our existing properties and for funding the share repurchase program. We have no basis for estimating the number of shares that will be sold.

EXPERTS

        The consolidated financial statements and schedule of Inland Retail Real Estate Trust, Inc. as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, has been incorporated by reference herein and in the Registration Statement on Form S-3 in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein and upon authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 financial statements refers to a change in accounting for intangible assets.

        The historical summary of gross income and direct operating expenses of The Overlook at King of Prussia for the year ended December 31, 2002, the combined historical summary of gross income and direct operating expenses of The Properties Acquired from BVT Institutional Investments, Inc. for the year ended December 31, 2002, the combined historical summary of gross income and direct operating expenses of The Properties Acquired from North American Properties for the year ended December 31, 2002, the historical summary of gross income and direct operating expenses of The Creeks of Virginia Center for the year ended December 31, 2002, the historical summary of gross income and direct operating expenses of Town and Country Circle for the year ended December 31, 2002, the combined historical summary of gross income and direct operating expenses of The Properties Acquired from BVT Institutional Investments, Inc. in 2003 for the year ended December 31, 2002, the combined historical summary of gross income and direct operating expenses of The Properties Acquired from Thomas Enterprises in 2003 for the year ended December 31, 2002, the historical summary of gross income and direct operating expenses of Birkdale Village for the year ended December 31, 2002, the combined historical summary of gross income and direct operating expenses of Properties Acquired From Continental Real Estate for the year ended December 31, 2002, the historical summary of gross income and direct operating expenses of Village Crossings for the year ended December 31, 2002, and the combined historical summary of gross income and direct operating expenses of Fayette Pavilion and Hiram Pavilion for the year ended December 31, 2002, have all been incorporated by reference herein and in the Registration Statement on Form S-3 in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined statement of revenues and certain operating expenses of the Acquisition Properties for the year ended December 31, 2002, the statement of revenues and certain operating expenses of Starwood Ceruzzi Nagatuck, LLC for the year ended December 31, 2002 and the statement of revenues and certain operating expenses of 2700 Route 22, LLC for the year ended December 31, 2002, included in Inland Retail Real Estate Trust Inc.'s Current Report on Form 8-K dated May 7, 2004 and incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        The validity of the shares offered by this Prospectus will be passed upon for us by Duane Morris, LLP.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        We are permitted to indemnify and pay or reimburse reasonable expenses of our directors, the advisor or any affiliates for certain liabilities including any losses or liabilities arising from or out of an alleged violation of federal or state securities laws. We may indemnify our directors, the advisor or any affiliates for liabilities or expenses arising from or out of an alleged violation of the federal or state securities laws by such party provided that one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

  •
  the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

  •
  a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which our securities are offered and sold as to the indemnification for securities law violations.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, the advisor or affiliates pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the Shares registered hereby:

Securities and Exchange Commission Registration fee	$60,183
NASD Fee	29,000
Printing and mailing expenses	12,000	*
Legal fees and expenses	15,000	*
Accounting fees and expenses	5,000	*
Blue Sky fees and expenses	100,000	*
Miscellaneous	28,817

Total	$250,000

*
Estimated

Item 15.    Indemnification of Directors and Officers.

        Our Third Articles of Amendment and Restatement of Charter and Amended and Restated Bylaws authorize us, to indemnify and pay to or reimburse reasonable expenses of our directors, the advisor, or affiliates (each an "Indemnified Party") to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with section 2-418 of the Maryland General Corporation Law, provided that: (i) the director, advisor, or affiliate has determined, in good faith, as to the course of conduct which caused the loss or liability was in our best interest; (ii) the Indemnified Party was acting on our behalf or performing services on our part; (iii) the liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an independent director, the liability or loss must not have been the result of gross negligence or willful misconduct; and (iv) the indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders.

        We will not indemnify our directors, advisor or affiliates for losses, liabilities or expenses arising from or out of an alleged violation of the federal or state securities laws by such party unless one or more the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which our securities were offered and sold as to the indemnification for securities law violations.

        We may advance funds to persons entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on our behalf; (ii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves our making of the advancement; and (iii) the Indemnified Party receiving any advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest, in cases in which the Indemnified Party is found not to be entitled to indemnification.

        We may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted which was incurred in any such capacity with us or arising out of such status. We shall not pay for the losses of any liability insurance which insures any person against liability for which he, she, or it could not be indemnified under our Articles of Incorporation. Neither the amendment nor the adoption of any other provision of our Articles or Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        To the extent that the indemnification shall apply to liabilities arising under the federal securities law, we have been advised that, in the opinion of the SEC, such indemnification in this case is contrary to public policy and, therefore, unenforceable.

Item 16.    Exhibits

  (a)
  The following documents are filed as part of this Registration Statement:

Exhibit No.	Description
4	Inland Retail Real Estate Trust, Inc. Distribution Reinvestment Program
5.1	Opinion of Duane Morris LLP regarding the legality of the securities being registered
23.1	Consent of Duane Morris LLP (included as part of Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included after signatures)
99.1	Form of Subscription Agreement

  (b)
  The following exhibits are incorporated by reference:

Exhibit No.	Description
3.1	Third Articles of Amendment and Restatement of Charter of Inland Retail Real Estate Trust, Inc. (Included as Exhibit 3.1 to the Company's Registration Statement on Form S-11 filed on April 5, 2002 (File No. 333-85666) and incorporated herein by reference.)
3.1(a)	Articles of Amendment of Inland Retail Real Estate Trust, Inc. filed April 2, 2002 (Included as Exhibit 3.1(a) to the Company's Registration Statement on Form S-11 filed on April 5, 2002 (File No. 333-85666) and incorporated herein by reference).
3.2	Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. (Included as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30413) and incorporated herein by reference.)
3.2(a)	Amendment to Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. dated February 22, 2002 (Included as Exhibit 3.2(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30413) and incorporated herein by reference.)

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, Illinois, on this 7th day of May, 2004.

Inland Retail Real Estate Trust, Inc.
By:	/s/ ROBERT D. PARKS Robert D. Parks Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Parks, Roberta S. Matlin and Scott Wilton and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Signature	Title	Date

/s/ ROBERT D. PARKS Robert D. Parks	Chairman, Chief Executive Officer and Director	May 7, 2004
/s/ BARRY L. LAZARUS Barry L. Lazarus	President, Chief Operating Officer, Chief Financial Officer and Director (principal financial and accounting officer)	May 7, 2004
/s/ DANIEL K. DEIGHAN Daniel K. Deighan	Director	May 7, 2004
/s/ MICHAEL S. ROSENTHAL Michael S. Rosenthal	Director	May 7, 2004
/s/ KENNETH E. MASICK Kenneth E. Masick	Director	May 7, 2004

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INLAND RETAIL REAL ESTATE TRUST, INC. DISTRIBUTION REINVESTMENT PROGRAM
TABLE OF CONTENTS
INLAND RETAIL REAL ESTATE TRUST, INC.
SUMMARY OF OUR DISTRIBUTION REINVESTMENT PROGRAM
DESCRIPTION OF THE PROGRAM
USE OF PROCEEDS
EXPERTS
LEGAL MATTERS
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
POWER OF ATTORNEY